UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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DEARBORN BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP
ELECTION OF DIRECTORS
INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
MISCELLANEOUS

DEARBORN BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 17, 2011
To the Shareholders of
Dearborn Bancorp, Inc.
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dearborn Bancorp, Inc. will be held on Tuesday, the 17th day of May, 2011 at 3:00 P.M., local time, at Park Place, 23400 Park Avenue (two blocks south of Michigan Avenue at Outer Drive), Dearborn, Michigan, for the following purposes:
1.	To elect three directors of the Corporation; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.
     The Board of Directors has fixed the close of business on March 18, 2011 as the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournments thereof. Shareholders who are unable to attend the meeting in person, as well as shareholders who plan to attend the meeting, are encouraged to vote the proxy by the internet or telephone as instructed on the proxy card, if that option is available, or date, sign and promptly mail the enclosed proxy. If you are present at the meeting and desire to vote in person, you may revoke your proxy.
Your vote is important, regardless of the number of shares you own. We encourage you to vote your shares as soon as possible, to ensure a quorum at the meeting and to avoid additional expense of further solicitation.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 17, 2011: This Notice of 2011 Annual Meeting of Shareholders and Proxy Statement and the 2010 Annual Report to Shareholders are available on the internet at the following website:
http://www.fidbank.com under “Investor Relations/Dearborn Bancorp/SEC Filings”
By Order of the Board of Directors,
Jeffrey L. Karafa
Secretary
April 15, 2011
Dearborn, Michigan

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS OF DEARBORN BANCORP, INC.
May 17, 2011
To the Shareholders of
Dearborn Bancorp, Inc.
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dearborn Bancorp, Inc. (hereinafter referred to as the “Corporation”) from the holders of the Corporation’s Common Stock to be used at the Annual Meeting of Shareholders to be held on Tuesday, the 17th day of May, 2011 at 3:00 P.M., local time, at Park Place, 23400 Park Avenue, Dearborn, Michigan, and at any adjournments thereof.
     This Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about April 15, 2011. Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary of the Corporation prior to voting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof. The giving of the proxy does not affect the right to vote in person should the shareholder attend the meeting. The address of the principal corporate office of the Corporation is 1360 Porter St., Dearborn, Michigan 48124-2823. To obtain directions to attend the Annual Meeting and vote in person, please call Carolyn Wilkins at 313-381-3200.
     The Board of Directors in accordance with the By-Laws has fixed the close of business on March 18, 2011 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. At the close of business on such date, the outstanding number of voting securities of the Corporation was 7,685,705 shares of Common Stock (including 39,765 shares of restricted stock), each of which is entitled to one vote.
     A majority of all of the voting shares issued and outstanding, represented in person or by proxy, shall constitute a quorum at the meeting. In the event that a quorum is not present or, even if a quorum is present, in the event that sufficient votes in favor of any Board proposal (including the election of directors) are not received, the Meeting may be adjourned by vote of a majority of the shares present without further notice other than the announcement at such meeting and further solicitation may be made with respect to such Board proposals.
Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted.
     Abstentions and broker non-votes are counted for purposes of determining a quorum but not counted on any matters brought before the meeting. Broker non-votes generally occur when brokers have not received any instructions from their customers. If you hold your shares in ‘street name’ (through a broker/dealer or other nominee) it is critical that you cast your vote if you want it to count. Directors are elected by a plurality of the votes properly cast at the meeting. This means that the nominees for whom the most votes are cast will be elected. Accordingly, as a beneficial owner, if you do not give your broker specific instructions, your shares will not be voted.

SECURITY OWNERSHIP
Management
     The following table sets forth, as of March 1, 2011, the number of shares of the Corporation’s Common Stock beneficially owned by each director, each nominee for election as a director, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group. The business address of each director and executive officer is 1360 Porter Street, Dearborn, MI 48124-2823.

	Number			Percent
Name of Individual	of Shares (1)			of Class
Margaret I. Campbell	36,971	(2)		*
John E. Demmer	321,888	(3	)(4)	4.19
William J. Demmer	90,533	(4	)(5)	1.18
Michael V. Dorian, Jr.	100,000			1.30
David Himick	341,464	(6)		4.44
Jeffrey L. Karafa	23,413	(7	)(8)	*
Donald G. Karcher	64,292	(9)		*
Bradley F. Keller	83,315	(10)		1.08
Jeffrey G. Longstreth	10,442			*
Warren R. Musson	65,286	(8)		*
Michael J. Ross	126,335	(7	)(8)	1.64
Robert C. Schwyn	27,696	(11)		*
Jeffrey J. Wolber	44,379	(7	)(8)	*
All Directors and Executive Officers as a Group (13 persons)	1,336,014	(12)		17.38

*	Less than one percent

(1)	Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Some of the shares listed may be held jointly with, or for the benefit of, a spouse or children of the person indicated.

(2)	Includes 3,908 shares owned by Mrs. Campbell’s husband.

(3)	Includes 154,745 shares held by Mr. Demmer’s wife as a Trustee of a trust.

(4)	Includes shared voting and ownership of 359 shares held by Jack Demmer Ford, Inc., of which John E. Demmer is the Chairman of the Board and CEO and William J. Demmer is the President.

(5)	Includes 8,147 shares owned by Mr. Demmer’s children.

(6)	Includes 77,041 shares held by Mr. Himick’s wife as a Trustee of a trust and 855 shares, for which Mr. Himick has the power to vote and dispose, held by the Himick Family Investment Club.

(7)	Includes shares held in the Fidelity Bank 401(k) Trust as follows: Mr. Karafa — 20,721 shares; Mr. Ross — 14,249 shares; Mr. Wolber — 289 shares.

(8)	Includes shares issuable upon the exercise of stock options within 60 days of March 1, 2011, by the following executive officers: Mr. Karafa — 1,987 shares; Mr. Musson — 65,286 shares; Mr. Ross — 96,318 shares; Mr. Wolber — 42,835 shares.

(9)	Includes 16,476 shares held by Mr. Karcher’s wife as a Trustee of a trust.

(10)	Includes 4,300 shares owned by Mr. Keller’s wife.

(11)	Includes 13,540 shares held for the benefit of Dr. Schwyn in a defined benefit plan trust and 2,500 shares held for the benefit of Schwyn Investments LLC.

(12)	Includes 206,426 shares issuable upon the exercise of stock options.
Certain Beneficial Owners
     As of March 1, 2011 there were no entities or persons known by the Corporation to own beneficially more than five percent of the Common Stock of the Corporation.
ELECTION OF DIRECTORS
     The members of the Board of Directors are divided into three classes, each class to be as nearly equal in number as possible, with each class to serve a three-year term. Each of the following directors and nominees for director is also a director of Fidelity Bank. The Board of Directors has nominated William J. Demmer, Bradley F. Keller and Jeffrey G. Longstreth for election as directors for a term expiring at the 2014 Annual Meeting of Shareholders, in each case until their successors are elected and qualified. Other directors who are remaining on the Board will continue in office in accordance with their previous election by shareholders until expiration of their terms at the 2012 or 2013 Annual Meeting of Shareholders, as the case may be.
     In evaluating a candidate for recommendation as a director nominee, the Nominating Committee considers such matters as it deems appropriate, including the candidates personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the full Board of Directors in collectively serving the long-term interests of the Corporation’s shareholders. The Nominating Committee does not have a policy with respect to considering diversity in identifying director nominees.
     The proposed nominees for election as directors are willing to be elected. If any of the nominees at the time of election is unable to serve, or is otherwise unavailable for election, and if other nominees are designated, the proxies shall have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. However, if any nominees are substituted by the Nominating Committee, the proxies intend to vote for such nominees. It is not anticipated that any of such nominees will be unable to serve as a director.

INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS
     The following information is furnished with respect to each person who is presently a director of the Corporation whose term of office will continue after the Annual Meeting of Shareholders, as well as those who have been nominated for election as a director. Each of the directors has had the same principal occupation during the past five years.

			Year in Which
		Has Served	Term or Proposed
		as Director	Term of Office
Name and Age of Director	Principal Occupation	Since	Will Expire
Margaret I. Campbell, 71	Retired, Manufacturer; Vice President, Novi Properties, Inc.	1992	2013

John E. Demmer, 87 (1)	Chairman and CEO, Jack Demmer Ford, Inc., Jack Demmer Lincoln, Inc. and Jack Demmer Leasing, Inc.; Chairman of the Board of the Corporation and Fidelity Bank	1992	2013

William J. Demmer, 57 (1)(2)	President, Jack Demmer Ford, Inc., Jack Demmer Lincoln, Inc. and Jack Demmer Leasing, Inc.	2004	2014

Michael V. Dorian, Jr., 51	President, Mike Dorian Ford	1994	2013

David Himick, 85	Retired, Industrial Supply	1995	2012

Donald G. Karcher, 81	Insurance Underwriter, Karcher Agency Inc.	1992	2013

Bradley F. Keller, 69 (2)	Retired, Management	1992	2014

Jeffrey G. Longstreth, 68 (2)	Retired, Real Estate Broker/Owner	1992	2014

Michael J. Ross, 60	President and CEO of the Corporation; President and CEO, Fidelity Bank	1994	2012

Robert C. Schwyn, 72	Physician	1994	2012

(1)	William J. Demmer is the son of John E. Demmer.

(2)	Nominated for election as a director.

     The particular experience, qualifications, attributes, or skills that led the Nominating Committee to conclude that each nominee listed in the table above should serve or continue to serve as a director are described below. Each director brings to the Board many years of Corporation and Bank knowledge and experience. All directors have financial business experience which includes understanding financial statements, accounting principles, internal controls, financial reporting and audit committee functions.
     Mrs. Campbell gained operational and financial expertise as president and CEO of an automotive supply corporation and actively serves as a director and trustee on various non-profit boards.
     Mr. John Demmer has a business administration degree from Wayne State University. Mr. Demmer derived executive leadership and extensive business expertise through 64 years of experience as an automobile dealership owner. Mr. Demmer is involved in civic organizations and has a vast knowledge of the business community.
     Mr. William Demmer has 36 years of business experience in areas of accounting, audit, compliance, sales and marketing, and is the current president of two automobile dealerships and an auto leasing company. Mr. Demmer serves on non-profit committees and on numerous trade-related boards in leadership roles. Mr. Demmer has served as a director on two bank boards and successfully completed the Michigan Bank Directors College Spring 2010 session.
     Mr. Dorian has a business management degree and as the current president of an automotive dealership, is actively involved in all aspects of the retail business. With 36 years in the business, Mr. Dorian’s business administration experience includes strategic planning, audit and financing, management, sales and marketing, operations, and personnel matters and knowledge of the market area.
     Mr. Himick acquired business expertise as president and owner of a successful multi location company, his 30 year experience in the industrial manufacturing industry, and has knowledge of the business community in the market area of the Bank.
     Mr. Karcher has a business administration degree in economics from the University of Michigan and is a post graduate of the University of Pennsylvania, Wharton School of Finance. Mr. Karcher also has an associate degree in risk management and is a Chartered Property Casualty Underwriter. Mr. Karcher developed his business expertise in operating a family owned insurance agency. He served as president and chairman and remains active in the sales aspect of the business. Mr. Karcher has held leadership roles and is involved in various insurance and civic organizations.
     Mr. Keller has a business degree in management from Davenport University and an MBA from the University of Detroit/Mercy. Mr. Keller was employed by Ford Motor Company for 26 years and held various management positions. Mr. Keller gained entrepreneurial small business knowledge and experience as president and CEO of multiple corporations and has held leadership roles in non-profit and civic organizations.
     Mr. Longstreth recently retired after 30 years as a real estate broker. Mr. Longstreth owned and managed a large real estate company for over 25 years and developed extensive knowledge of the local community. Mr. Longstreth was selected as Realtor of the Year by the Dearborn Board of Realtors. Mr. Longstreth has a chemical engineering degree from the University of Michigan and taught math and science on the high school level.
     Mr. Ross has a business degree from Albion College and graduated from the University of Michigan Graduate School of Bank Management. Mr. Ross has 39 years experience in banking, a strong background in commercial lending and business development and an in-depth knowledge of the financials of the Corporation. Mr. Ross actively serves as a director and trustee on several non-profit boards.
     Dr. Schwyn maintains a successful medical practice, representing 35 years of dedication to service of the local community. Dr. Schwyn has experience in all self employment business aspects and serves on various boards within the medical community.

CORPORATE GOVERNANCE
     The Board of Directors has determined that all directors are independent within the meaning of the rules promulgated by The NASDAQ Global Market except for Mr. Ross due to his employment as an executive officer and Mr. Himick due to his family relationship to an officer of the Bank. In making this determination, the Board of Directors has concluded that none of the independent directors has a relationship that in the opinion of the Board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
     The Corporation’s independent directors meet periodically in executive sessions without any officer directors in attendance. If the Board convenes a special meeting, the independent directors may hold an executive session if the circumstances warrant.
     The Board of Directors has separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Corporation and the day to day leadership and performance of the Corporation, while the Chairman provides guidance to the CEO and presides over meetings of the Board. The Chairman, as an independent director, brings experience, oversight and expertise from outside the Corporation and industry, while the Chief Executive Officer brings corporation-specific experience and expertise. The Board believes this structure allows for a balanced corporate vision and strategy.
     The Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Directors are entitled to rely on management and the advice of the Corporation’s outside advisors and auditors, but must at all times have a reasonable basis for such reliance. The Board of Directors relies upon the Chief Executive Officer and Chief Financial Officer to supervise the day-to-day risk management, each of whom provides reports directly to the Board of Directors and certain Board Committees, as appropriate. The Board of Directors also delegates certain oversight responsibilities to its Board Committees.
     The Board of Directors held twelve meetings during 2010. Each director attended at least seventy five percent of the aggregate number of meetings of the Board of Directors and Board committees of which the director was a member. The Corporation encourages members of its Board of Directors to attend the Annual Meeting of Shareholders. All of the directors attended the Annual Meeting of Shareholders held May 18, 2010.
     The members of the Audit Committee during 2010 were Donald G. Karcher (Chairman), Margaret I. Campbell, William J. Demmer, Michael V. Dorian, Jr. and Bradley F. Keller. Mr. Karcher and Mr. Keller meet the requirement as an audit committee financial expert as that term is defined in the rules of the Securities and Exchange Commission. The Audit Committee, which oversees the Corporation’s financial reporting process, met four times during 2010.
     The members of the Compensation Committee for 2010 were Bradley F. Keller (Chairman), John E. Demmer, William J. Demmer and Donald G. Karcher. The Compensation Committee met twice during 2010. The Compensation Committee of the Board of Directors provides assistance to the Board of Directors in carrying out its responsibilities relating to the compensation of the executive officers. The Committee is responsible for developing the Corporation’s executive compensation policies and making recommendations to the Board of Directors with respect thereto. In addition, the Committee makes annual recommendations to the Board of Directors for final approval concerning the compensation to be paid to the Chief Executive Officer of the Bank and determines the compensation to be paid to each of the other executive officers of the Bank. The Chief Executive Officer and the other executive officers evaluate Corporation and individual performance goals and determine appropriate levels of compensation. The Chief Executive Officer of the Bank makes recommendations to the Committee regarding the level of compensation of executive officers other than him. After discussing the recommendations with the Chief Executive Officer, the Committee meets in executive session to make the final decisions. The Committee can exercise its discretion in modifying any recommendations.

     The Compensation Committee has the authority to delegate appropriate matters to subcommittees as the Committee may determine in its discretion. The Committee also administers all aspects of the Corporation’s executive compensation program including its Stock Option Plan and Long Term Incentive Plan and may engage a compensation consultant to provide assistance in connection with establishing executive compensation programs. The Committee will review periodically the Corporation’s compensation of its directors. The Committee has authority to make changes to the cash compensation for directors, or may recommend such changes to the Board of Directors for approval.
     The Corporation has a Nominating Committee which is composed of Donald G. Karcher (Chairman), William J. Demmer and Bradley F. Keller. This Committee, which met once during 2010, recommends nominees for election as directors at the Annual Meeting of Shareholders, and recommends individuals to fill vacancies which may occur between annual meetings. The Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Corporation and include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected.
     The Corporation has taken a number of steps to protect and promote the interests of shareholders. The charters of the Audit, Compensation and Nominating Committees are available on the internet at http://www.fidbank.com under “Investor Relations. The Code of Ethics, which applies to all directors, officers and employees including the Chief Executive Officer and the Chief Financial Officer, is also available on the website. Copies of the charters and the Code of Ethics are also available free of charge to shareholders upon written request.
     Shareholders and other interested parties may communicate with members of the Corporation’s Board of Directors by mail addressed to a member of the Board of Directors or to a specific committee of the Board of Directors at Dearborn Bancorp, Inc., 4000 Allen Rd, Allen Park MI 48101-2756. Communications will be reviewed by the Corporate Secretary and if appropriate, be forwarded to the director or committee.
AUDIT COMMITTEE REPORT
     The Audit Committee (the “Committee”) has reviewed and discussed with management the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2010. The Committee has discussed with the independent auditors, BKD LLP (“BKD”), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures from BKD required by Public Company Accounting Oversight Board Rule 3526, Communications with Audit Committee Concerning Independence, and discussed with the auditors the auditors’ independence. Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors approved) that the consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010. The Committee had also considered whether the provisions of other services performed by BKD for the Corporation not related to the audit of the financial statements referred to above is compatible with maintaining BKD’s independence.
AUDIT COMMITTEE
Donald G. Karcher, Chairman
Margaret I. Campbell
William J. Demmer
Michael V. Dorian, Jr.
Bradley F. Keller

SUMMARY COMPENSATION TABLE
     The following table sets forth the annual and long-term compensation paid to the Corporation’s named executive officers for services during 2010 and 2009.

			Option	All other
		Salary	Awards	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)
Michael J. Ross	2010	$357,127	$28,718	$25,247	$411,092
President and	2009	$357,127	$—	$33,336	$390,463
Chief Executive Officer Dearborn Bancorp, Inc. Fidelity Bank

Jeffrey L. Karafa	2010	$200,000	$—	$—	$200,000
Vice President, Treasurer	2009	$200,000	$—	$4,140	$204,140
and Secretary
Dearborn Bancorp, Inc.
Senior Vice President, CFO
Fidelity Bank

Warren R. Musson	2010	$234,531	$17,673	$—	$252,204
Senior Vice President	2009	$234,531	$—	$5,041	$239,572
Head of Lending
Fidelity Bank

Jeffrey J. Wolber	2010	$185,400	$17,673	$—	$203,073
Senior Vice President	2009	$185,400	$—	$1,921	$187,321
Head of Retail
Fidelity Bank

(1)	The Base salary of the named executive officers remained unchanged from 2009, as part of a variety of cost-saving measures.

(2)	Amounts in these columns reflect the grant date fair value computed for the year ended December 31, 2010 in accordance with FASB ASC Topic 718 (formerly known as SFAS 123R). Assumptions used in the calculation of these amounts are included in Note N to the Corporation’s audited financial statements for the year ended December 31, 2010.

(3)	Includes automobile lease and insurance payments of $9,599, life and disability insurance payments of $10,781 and social club dues of $4,867 for Mr. Ross.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010
     Information regarding equity awards granted to the executive officers and outstanding at December 31, 2010 is shown below.

Outstanding Equity Awards at Fiscal Year-End
	Option awards
	Number of	Number of
	securities	securities
	underlying	underlying
	unexercised	unexercised	Option
	options	unearned	exercise	Option
	exercisable	options	price	expiration
Name	(#)(1)	(#)(2)	($)	date
Michael J. Ross	24,434		$7.33	1/15/2012
	17,843		$12.45	1/21/2013
	26,939		$6.47	9/16/2013
	2,801		$13.06	10/18/2015
	23,348		$1.65	11/15/2015
	953		$13.06	8/29/2016
		20,000	$1.75	9/16/2018
Jeffrey L. Karafa	1483		$13.06	10/18/2015
	504		$13.06	8/29/2016
		20,000	$1.75	9/16/2018
Warren R. Musson	14,660		$7.33	1/15/2012
	11,820		$12.45	1/21/2013
	22,451		$5.22	9/16/2013
	1,483		$13.06	10/18/2015
	14,368		$1.65	11/15/2015
	504		$13.06	8/29/2016
		20,000	$1.75	9/16/2018
Jeffrey J. Wolber	14,660		$7.33	1/15/2012
	11,820		$12.45	1/21/2013
	1,483		$13.06	10/18/2015
	14,368		$1.65	11/15/2015
	504		$13.06	8/29/2016
		20,000	$1.75	9/16/2018

(1)	Options are fully vested.

(2)	Awards expiring in 2018 vest on September 16, 2011.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
     The Corporation and the Bank have entered into an employment agreement with Mr. Ross on June 20, 2003 that provides for his employment, compensation, benefits, termination, severance, confidentiality and non-compete arrangements. The agreement includes provisions that provide compensation and benefits to Mr. Ross in the event his employment is terminated voluntarily by Mr. Ross for Good Reason or by the Corporation without Cause or due to the death or disability of Mr. Ross. Termination without Cause or with Good Reason would include a cash amount equal to his annual base salary times 2.9 plus a cash amount equal to the highest bonus awarded during the previous three years times 2.9, outplacement costs up to $15,000, medical insurance for twelve months and all other benefits for two years.

     The Corporation has entered into change in control agreements with Messrs. Karafa, Musson and Wolber on June 20, 2003 that provide for the payment of their compensation and certain benefits in the event of a change in control of the Corporation. Termination without Cause or with Good Reason would include an immediate lump sum payment of the highest annual base salary and a cash amount equal to the highest annual bonus awarded during the previous three years, up to $15,000 for outplacement services, medical insurance for a defined period of time and all other benefits for one year.
     The employment and change in control agreements have an initial term of five years and thereafter are automatically extended for one additional year on an annual basis. The terms “Cause” and “Good Reason” are defined in the agreements. Cause includes certain acts of dishonesty and intentional gross neglect, conviction of a felony, and certain intentional breaches of the obligations of the executive officers in the agreements relating to confidentiality of our information and not competing with us. Good Reason includes an assignment to the executive officers of a title or duties that are materially inconsistent with his position, titles, duties or responsibilities, and certain failure by the Corporation to comply in a material respect, even after notice to us, with our obligations to the executive officers under the agreements.
DIRECTOR COMPENSATION DURING 2010
     The following table sets forth information on non-employee director compensation. Mr. Ross does not receive compensation for services as a director. Each director of the Corporation is also a director of the Bank and is not compensated separately for service on the Corporation’s Board. This information relates to compensation paid by the Bank, as the Corporation did not pay any director compensation in 2010. The Bank Board held twelve meetings in 2010. Each non-employee Bank director received a monthly retainer fee of $850.00. The Chairman of the Bank Board received $1,200 per Bank Board meeting and all other non-employee directors received $800 per Bank Board meeting attended. Also, all non-employee Bank directors received $400 for each committee meeting attended and the Chairperson of the committee received $575 per committee meeting attended. Mr. Dorian does not participate in the director compensation program, at his request.

Fees paid
Name	in cash ($)
Margaret I. Campbell	$18,600.00
John E. Demmer	$35,100.00
William J. Demmer	$23,000.00
Michael V. Dorian, Jr.	$—
David Himick	$23,800.00
Donald G. Karcher	$28,500.00
Bradley F. Keller	$26,150.00
Jeffrey G. Longstreth	$23,400.00
Robert C. Schwyn	$25,000.00
RELATED TRANSACTIONS
     Certain directors and officers of the Corporation, their associates and members of their immediate families were customers of, and had transactions, including loans and commitments to lend, with the Bank in the ordinary course of business during 2010. All such loans and commitments were made by the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future.

     The Corporation does not have a written policy or procedures for review, approval or ratification of related party transactions. However, the Corporation does adhere to a Code of Ethics under which all directors and officers are expected to make decisions and take actions based upon the best interest of the Corporation and not based upon personal relationships or benefits. Our Code of Ethics requires disclosure of potential related transactions and prohibits directors and executive officers from engaging in transactions that could give rise to a conflict of interest or the appearance of a conflict of interest. Our Chief Executive Officer reviews any significant transaction a director or executive officer proposes to have with the Corporation, including any transaction that would require disclosure under the rules of the Securities and Exchange Commission. In reviewing the potential transaction, the CEO will consider the fairness of the transaction to the Corporation, whether the transaction would or could compromise the interested party’s independence and judgment, the best interests of the Corporation, and such other factors determined advisable by the Board of Directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and officers to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. Based upon written representations by each director and officer, the Corporation believes all reports were timely filed by such persons during the last fiscal year except for one late Form 4 for each of the following directors: Mr. Dorian and Mr. Longstreth.
INDEPENDENT PUBLIC ACCOUNTANTS
Selection of Independent Public Accountants
     Our Audit Committee has selected BKD as our principal independent auditor for the year ended December 31, 2010. Representatives of BKD plan to attend the Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by shareholders.
Fees Paid to Independent Public Accountants
     The following table sets forth the aggregate fees billed to the Corporation for the years ended December 31, 2010 and 2009 by the Corporation’s principal accounting firm BKD LLP.

	2010	2009
Audit Fees (1)	$197,481	$232,240
Audit Related Fees (2)	17,250	50,413
Tax Fees (3)	26,500	15,425

	$241,231	$298,078

(1)	Includes fees for the integrated audit of the consolidated financial statements and internal control over financial reporting and review of the unaudited condensed consolidated financial statements included in quarterly reports on Form 10-Q.

(2)	Includes fees paid for the audit of the Corporation’s benefit plan for 2010 and 2009 and consulting on various accounting and auditing matters for 2009 only.

(3)	Includes fees billed for tax compliance/preparation and other tax services.
     The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence. The Audit Committee has determined such services for 2010 and 2009 were compatible.
     The Audit Committee is responsible for appointing, compensating and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding the pre-approval of all audit and non-audit services provided by the independent auditor. This policy requires the Audit Committee to receive advance approval for specific projects and categories of service. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. All services performed after the establishment of the policy have been pre-approved pursuant to the policy.

SHAREHOLDER PROPOSALS
     Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 2012 Annual Meeting of Shareholders must be received by the Secretary of the Corporation at the corporate offices on or before December 1, 2011. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
MISCELLANEOUS
     The annual report of the Corporation for the fiscal year ended December 31, 2010, including financial statements, is being mailed to shareholders with this Proxy Statement.
     The Corporation maintains an internet website at http://www.fidbank.com. The Corporation makes available free of charge through its website various reports that it files with the Securities and Exchange Commission, including the annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports. From the home page at http://www.fidbank.com, go to “Investor Relations” to access the reports. The annual report on Form 10-K for the year ended December 31, 2010, will be provided free to shareholders upon written request. Write to Dearborn Bancorp, Inc., 4000 Allen Rd, Allen Park MI 48101-2756.
     The management of the Corporation is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.
     The cost of soliciting proxies in the accompanying forms will be paid by the Corporation. The Corporation may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the beneficial owners and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or electronic communication, by officers and employees of the Corporation and the Bank.

By Order of the Board of Directors,

Jeffrey L. Karafa
Secretary
April 15, 2011
Dearborn, Michigan

PROXY
DEARBORN BANCORP, INC.
PROXY - Solicited by Board of Directors
For Annual Meeting of Shareholders to Be Held May 17, 2011
The undersigned hereby appoints John E. Demmer and Michael J. Ross, or either of them, with power of substitution in each, proxies to vote all Common Stock of the undersigned in Dearborn Bancorp, Inc. at the Annual Meeting of Shareholders to be held on May 17, 2011 and all adjournments thereof, upon the Election of Directors as listed on the reverse.
1. ELECTION OF DIRECTORS    ___ FOR all nominees listed below   ___WITHHOLD AUTHORITY to
                                       (except as indicated to the contrary below)        vote for all nominees listed below
Nominees as Directors: William J. Demmer, Bradley F. Keller and Jeffrey G. Longstreth
INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name on the space provided below.

Signature of Shareholder

Signature of Shareholder

Dated                                                     , 2011
Please sign exactly as your name is printed hereon. When signing as attorney, executor, administrator, personal representative, trustee, or guardian, please give full title. If stock is held jointly, each joint owner must sign.